Exhibit 10.1

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), by and among Independence Holding Company, a Delaware corporation (“IHC”), Mr. Stephen A. Wood, an individual resident in the State of New York (“Stephen”), Mr. Scott M. Wood, an individual resident in the State of Arizona (“Scott”), SAW Trust, dated April 1, 1991, an Arizona trust (“SAW”), and SAW Trust I, dated November 1, 1986, an Arizona trust (“SAW I”), is made as of May 16, 2008.  Stephen, Scott, SAW and SAW I are collectively referred to herein as the “Indemnifying Parties.”  IHC and its Representatives, stockholders, controlling persons, and Affiliates are collectively referred to herein as the “Indemnitees,” and each an “Indemnitee.”

Recitals

A.

IHC Health Holdings Corp., a Delaware corporation and indirect wholly owned subsidiary of IHC (via corporate succession), Stephen, Scott, SAW and SAW I are parties to that certain Stock Purchase Agreement, dated as of January 23, 2006, a copy of which is attached hereto as Exhibit A (the “SPA”).

B.

Scott is a co-trustee of SAW; Stephen is the sole trustee of SAW I.

Terms and Conditions

In consideration of the mutual covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Defined Terms; Unlimited Indemnity; Rules of Interpretation; No Limitation

1.1.

Defined Terms.  Capitalized terms used in this Agreement, but not defined herein, have the meaning given such terms in the SPA.

1.2.

Unlimited Indemnity.  Subject to the terms and conditions of Section 1.3 hereof, the Indemnifying Parties hereby, jointly and severally, agree to indemnify and hold harmless each Indemnitee for, and will pay to the Indemnitees the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising in connection with:

(A)

any Breach of any representation or warranty made by Sellers in the SPA, the Disclosure Schedule, or any other certificate or document delivered by Sellers pursuant to the SPA; and

(B)

any Breach by any Seller of any covenant or obligation of such Person in the SPA.

1.3.

Rules of Interpretation.  Any provision of this Agreement to the contrary notwithstanding, and any provision of the SPA notwithstanding:

(A)

Any determination or calculation of (i) a Breach of a representation or warranty made by Sellers under the SPA, (ii) a Breach of any covenant or obligation of Sellers under the SPA and (iii) any resultant Damages, shall be made in the manner (both with respect to the interpretation of contractual provisions and quantitatively) most favorable to the Indemnitees, with a view toward making the Indemnitees as whole as monetarily possible and shall not be limited in amount or duration by any cap or limited recovery period under the SPA or otherwise;

(B)

With respect to the determination of whether a representation or warranty by the Sellers was Breached, such representation or warranty shall be interpreted without respect to any materiality qualification set forth therein (i.e., as though such qualification did not exist);

(C)

With respect to the determination of whether a representation or warranty by the Sellers was Breached, such representation or warranty shall be interpreted as required to be entirely true and accurate both as of the date of the signing of the SPA and as of the Closing, regardless of any provision thereof to the contrary (i.e., as though such provision did not exist);

(D)

With respect to any calculation of Damages under this Section 1, Damages shall be calculated, as applicable, with respect to the entire time period from the date of the Breach giving rise to such Damages to the date of recovery hereunder, irrespective of any cessation of rights under the SPA that may have occurred prior to the date hereof (i.e., any such cessation shall be treated as void ab initio); and

(E)

Any deficiency found to exist, in the sole and absolute discretion of the Chief Financial Officer and Senior Vice President of IHC or the Chief Executive Officer and President of IHC, in the accounts of Insurers Administrative Corporation, an Arizona corporation (“IAC”), from and including the initial funding of such accounts, in connection with the reviews being performed by IHC’s Representatives at the offices of Insurers Administrative Corporation as of the date hereof shall be deemed per se to represent Damages and shall be indemnifiable hereunder; provided, however, that the scope of this Section 1.3(E) shall include any and all such deficiencies identified as of the date hereof and subsequent to the date hereof.

1.4.

No Limitation.  Except as expressly set forth herein, this Agreement is not intended to, and does not, amend, modify or limit any provision of the SPA.  No provision of this Agreement or performance hereunder is intended to, and no such provision or performance does or will, serve as a waiver or substitution of any right or claim, existing now or in the future, of IHC or its Affiliates under the SPA; and all such rights and claims are hereby preserved and reaffirmed by the Indemnifying Parties and not limited in any way.

2.

Representations; General Provisions

2.1.

Representations.  Stephen has the right, power and authority to enter into this Agreement on behalf and in the name of SAW I, thereafter a binding and legally enforceable agreement of and against SAW I.  Scott has the right, power and authority to enter into this Agreement on behalf and in the name of SAW, thereafter a binding and legally enforceable agreement of and against SAW.  Stephen and Scott, respectively, agree and acknowledge that IHC and the other Indemnitees shall reply upon the representations set forth in this Section 2.1 and hereby agree, jointly and severally, to defend and indemnify each Indemnitee against any and all Damages suffered by such Indemnitee as a result of a representation in this Section 2.1 being untrue as of the date hereof and thereafter.

2.2.

General Provisions.  The laws of the State of Delaware (without giving effect to its conflict of laws principles) will govern all matters arising out of or relating to this Agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, performance and enforcement.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, so long as the essential terms and conditions of this Agreement for each party hereto remain valid, binding and enforceable.  Except as otherwise expressly set forth herein, this Agreement constitutes the final and entire agreement among the parties hereto with respect to the matters stated herein.  The parties hereto may amend this Agreement only by a written agreement of all the parties hereto that identifies itself as an amendment to this Agreement.  The parties hereto may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement.

[Signature page follows.]

THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first set forth above.

INDEPENDENCE HOLDING COMPANY, a Delaware corporation By: /s/ Mr. Roy T.K. Thung Name: Mr. Roy T.K. Thung Title: Chief Executive Officer and President	SAW TRUST an Arizona trust By: /s/ Mr. Scott M. Wood Name: Mr. Scott M. Wood Title: Co-Trustee
SAW TRUST I an Arizona trust By: /s/ Mr. Stephen A. Wood Name: Mr. Stephen A. Wood Title: Trustee
MR. SCOTT M. WOOD an individual resident in the State of Arizona /s/ Mr. Scott M. Wood Mr. Scott M. Wood
MR. STEPHEN A. WOOD an individual resident in the State of New York /s/ Mr. Stephen A. Wood Mr. Stephen A. Wood

[Signature page to Indemnity Agreement]

Exhibit A

STOCK PURCHASE AGREEMENT

[Executed copy attached hereto.]

A-1